UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2003 (November 11, 2003)

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	94-1358276
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

ITEM 5. Other Events and Required FD Disclosure.

     On November 11, 2003, World Airways, Inc., a Delaware corporation (the “Registrant”), issued the press release attached as Exhibit 99.1 hereto. The text of the press release, except for the third paragraph thereof, is incorporated by reference herein and filed under this Item 5. The third paragraph of the Registrant’s press release, relating to the Registrant’s financial guidance for 2003, is being furnished pursuant to Regulation FD promulgated under the Securities Exchange Act of 1934, as amended.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

Exhibit No.	Document

10.1	Form of Purchase Agreement.

99.1	Press release of the Registrant, dated as of November 11, 2003 (the third paragraph shall not be deemed filed with the Commission).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2003	World Airways, Inc. (Registrant)

	By:	/s/ Hollis L. Harris

Hollis L. Harris Chairman and Chief Executive Officer